UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.07 Submission of Matters to a Vote of Security Holders

On June 30, 2015, the Board of Directors of Medbox, Inc. (the “Company”) and the holders of a majority of the Company’s voting securities approved by written consent an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s common stock from 100,000,000 shares to 400,000,000 shares, par value of $0.001 per share. The Company’s Board of Directors approved the increase of authorized capital so that it will have sufficient shares of common stock available for issuance upon the conversion or exercise of currently outstanding convertible debt securities and warrants and for future capital raises. Approval of the stockholders was obtained without a meeting in accordance with Section 78.320 of the Nevada Revised Statutes. The Company intends to file with the Securities and Exchange Commission a Schedule 14C Information Statement regarding the matter submitted to a vote of our security holders. The increase of authorized capital approved by the stockholders will not become effective until at least 20 days following the date on which a definitive Schedule 14C Information Statement is mailed to our stockholders of record as of July 22, 2015.

As of July 23, 2015, 57.13% of the voting securities of the Company entitled to vote (or 88,099,395 of the 154,209,508 possible votes) have voted to approve the increase in authorized capital of the Company. There were no abstentions or consents withheld.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: July 24, 2015	By:	/s/ C. Douglas Mitchell
	Name:	C. Douglas Mitchell
	Title:	Chief Financial Officer